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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 2, 2002



                           Champion Enterprises, Inc.
             (Exact name of registrant as specified in its charter)



                                    Michigan
                 (State or other jurisdiction of incorporation)



       1-9751                                              38-2743168
(Commission File Number)                       (IRS Employer Identification No.)


          2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326
               (Address of principal executive offices) (Zip Code)





Registrant's telephone number, including area code: 248/340-9090



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Item 5.  Other Events.

         On April 2, 2002, Champion Enterprises, Inc., a Michigan corporation ("Champion"), completed the sale to Fletcher International, Ltd., a Bermuda company affiliated with Fletcher Asset Management, Inc. ( "Purchaser"), of 25,000 shares of Series C Cumulative Convertible Preferred Stock, no par value per share (the "Series C Preferred Stock") and the issuance of a warrant (the "Warrant") to the Purchaser to purchase up to 1,082,720 shares of Champion's common stock, in each case subject to adjustment under specified circumstances. In connection with the sale of the Series C Preferred Stock, Champion amended and restated the rights and preferences of its Series B-1 Cumulative Convertible Preferred Stock (the "Series B-1 Preferred Stock" or, when referring to the Series B-1 Preferred Stock together with any subsequent series of preferred stock purchased under certain investment rights held by Fletcher and discussed below, the "Series B Preferred Stock"). The aggregate purchase price for the Series C Preferred Stock was $25.0 million, and the net proceeds from the sale will be used to cash collateralize letters of credit.

         The following description of the Warrant, the Series C Preferred Stock and the Series B-1 Preferred Stock is qualified in its entirety by reference to the Warrant Certificate dated as of April 2, 2002 (the "Warrant Certificate"), the Certificate of Rights and Preferences relating to the Series C Preferred Stock (the "Certificate"), the First Amended and Restated Certificate of Rights and Preferences relating to the Series B-1 Preferred Stock (the "B-1 Certificate") and the Agreement dated as of March 29, 2002 by and between Champion and Fletcher (the "Agreement"), which are attached as exhibits hereto.

         The Warrant is exercisable on a net basis only in whole or in part at any time on or prior to April 2, 2009 at an initial exercise price of $12.0369 per share, which is equal to approximately 150% of the volume-weighted average price of Champion's common stock on the New York Stock Exchange on March 28, 2002. The exercise price will be adjusted to 150% of the average price for Champion's common stock over the 90-business-day period following March 29, 2002 at the conclusion of such 90-day period, and will increase by $0.75 on each anniversary of March 29, 2002 thereafter. The number of shares subject to the Warrant will also be adjusted based upon a formula that takes into account the average price for Champion's common stock over the 90-business-day period following March 29, 2002 at the conclusion of such 90-day period. Although the Warrant may be exercised in part, it must be exercised for no fewer than 250,000 shares of common stock at a time.

         Cumulative dividends are payable on the Series C Preferred Stock quarterly in arrears. The dividend rate is 5% per annum, based on the stated value of $1,000 per share of Series C Preferred Stock. Subject to certain conditions specified in the Certificate, dividends payable on the Series C Preferred Stock may be paid at the option of Champion either in cash or by issuing shares of Champion's Common Stock that have been registered under the Securities Act of 1933, as amended (the "Act"). The number of shares of Common Stock of Champion to be issued as dividends is determined by

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dividing the cash amount of the dividend otherwise payable by the market value of the Common Stock determined in accordance with the provisions of the Certificate. If Champion fails to pay any dividends when due, those dividends will accumulate and accrue additional dividends at the then existing dividend rate.

         Unless all accumulated dividends on the Series C Preferred Stock have been paid in full and dividends for the next four dividend periods have been designated and set aside, and a potential additional dividend has been paid with respect to the Series C Preferred Stock, so long as shares of the Series C Preferred Stock are outstanding, no dividends may be paid on the Common Stock or any other securities of Champion ranking junior to the Series C Preferred Stock with respect to dividends and distributions on liquidation ("Junior Securities") or having a priority equal to the Series C Preferred Stock with respect to dividends and distributions on liquidation ("Parity Securities"), except for dividends on the Series B-1 Preferred Stock and, with the exception of Series B-1 Preferred Stock, no shares of Junior Securities or Parity Securities may be purchased or otherwise redeemed by Champion.

         If Champion is in arrears in the payment of dividends on the Series C Preferred Stock or the Series B Preferred Stock in an aggregate amount equal to more than two quarterly dividends, the dividend rate on the Series C Preferred Stock will be 15% per annum until all accrued and unpaid dividends are paid in full.

         Upon a liquidation of Champion, the holders of the Series C Preferred Stock will be entitled to receive the greater of (1) $1,000 per share of Series C Preferred Stock plus accrued but unpaid dividends before the holders of any Junior Securities receive any payment or (2) the amount the holders would have received if the holders had converted all outstanding shares of Series C Preferred Stock into common stock immediately prior to the date of the liquidation. The holders of all other Champion capital stock junior to the Series C Preferred Stock will receive all liquidating distributions after the holders of the Series C Preferred Stock have received their stated amounts with respect to liquidating distributions.

         The Series C Preferred Stock will not have voting rights on ordinary corporate matters, except as required by Michigan law. However, during the 18-month period ending and excluding September 29, 2003, if there is outstanding at least $25,000,000 (based upon a value equal to $1,000 per share plus any accrued and unpaid dividends) of Series C Preferred Stock (including any future issuance of additional shares of other Series C Preferred Stock pursuant to the Agreement), approval of a majority of the Series C Preferred Stock will be required before Champion can authorize, create or issue any shares of capital stock having a priority equal or senior to the Series C Preferred Stock with respect to dividends or distributions upon liquidation. The holders of the Series C Preferred Stock also will vote separately as a class and the approval of a majority of the Series C Preferred Stock will be required to (a) amend, alter, or repeal the provisions of the Articles, including the Certificate, or Bylaws of Champion so as to change any of the rights, preferences or privileges of the Series C Preferred Stock, (b) permit any subsidiary of Champion to issue or sell any capital stock of such subsidiary, (c) increase or decrease,


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other than by redemption or conversion, the total number of authorized shares of preferred stock of Champion or (d) amend any provisions of any stock of Champion with a priority equal or senior to the Series C Preferred Stock with respect to dividends or distributions on liquidation so as to make such capital stock redeemable by Champion.

         The holders of the Series C Preferred Stock will have the right to convert all or any part of the Series C Preferred Stock into Common Stock at a price of $9.6295 per share until and excluding June 29, 2003 or thereafter at a conversion price equal to 115% of the average market price of Champion Common Stock, calculated in accordance with the Certificate, as of June 29, 2003. The conversion price shall not be less than $5.6644 nor more than $10.8332, although these minimum and maximum conversion prices are subject to adjustment for stock splits, recombinations, stock dividends and the like. For purposes of any conversion, each share of Series C Preferred Stock will have a value equal to $1,000, plus any accrued and unpaid dividends. Champion has the right to cause the conversion of all but not less than all of the Series C Preferred Stock into Common Stock at any time on or after March 29, 2004 if the average market price (as defined) of the Common Stock exceeds 200% (or less, over time) of the conversion price on at least 30 consecutive business days.

         Holders of Series C Preferred Stock also have the right to redeem, from time to time, all or part of the Series C Preferred Stock beginning March 29, 2004 on terms set forth in the Certificate. On April 2, 2009, Champion must redeem all Series C Preferred Stock. Champion, at its sole option, may deliver cash or shares of registered (or, in some instances, unregistered) Common Stock in satisfaction of such April 2, 2009 redemption obligation.

         The Certificate provides the holders of Series C Preferred Stock with certain rights if Champion is involved in a "Business Combination". In a Business Combination, Champion may elect to acquire the Series C Preferred Stock at the closing of the transaction in exchange for the stock and other securities, cash and property such holder would have received if the Series C Preferred Stock had been redeemed or converted into Common Stock prior to the transaction, plus a premium cash payment ranging from 0% to 50% of the stated value of the Series C Preferred Stock (plus any accrued and unpaid dividends), based upon the acquisition price and the length of time remaining in the seven year life of the Series C Preferred Stock.

         If Champion does not elect to acquire the Series C Preferred Stock at the closing of the Business Combination, then each holder has the right to elect to receive either or a combination of (a) the stock and other securities, cash and property which the holder would have received had the holder converted or redeemed the Series C Preferred Stock into Common Stock immediately before the transaction, (b) shares of common stock of the acquiring person or its parent company, as elected by the holders, according to formulas contained in the Certificate, which take into account various factors, including the acquisition price for Champion's Common Stock, the conversion price for the Series C Preferred Stock, the redemption amount for the Series C Preferred Stock, the market price of the common stock of the acquiring person or its parent, and the market price of


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the Common Stock, or (c) cash in an amount equal to 133% of the stated value of the Series C Preferred Stock (plus all accrued but unpaid dividends). This cash payment would be paid by the acquiring person and not Champion. The acquiring person also would be required to assume, in writing, the obligations of Champion under the Certificate and the Agreement.

         The Agreement requires Champion to file a registration statement covering 1.5 times the number of shares of Common Stock issuable under the Agreement by a date calculated in accordance with the Agreement and to use its best efforts to cause the registration statement to be declared effective no later than 90 days after and including the date of the event that triggers the registration obligation. Champion will be required to increase the number of shares registered under the registration statement if the total number of shares of Common Stock issued and issuable under the Agreement (including future issuances of Series C Preferred and shares issued or issuable as dividends within one year following the measurement date) exceeds 80% of the number of shares then registered. Champion currently estimates that the registration statement will initially cover approximately 8,300,000 shares of Common Stock. Champion also is required to obtain shareholder consent if the total number of shares of Common Stock issued or issuable to Purchaser under the Agreement would exceed 17.50% of the number of shares outstanding on March 29, 2002 and the listing requirements or rules of the New York Stock Exchange would require shareholder approval to issue 20% of the number of shares outstanding on March 29, 2002, or more. If this shareholder consent is not received within 60 days after notice is sent to Champion by Purchaser, Purchaser may (1) convert and redeem shares of Series C Preferred Stock and (2) exercise the Warrant, for that number of shares that would cause the total number of shares issued under the Agreement to exceed 19.99% of the shares of Champion's common stock outstanding on March 29, 2002, into "Excess Rights". The Excess Rights will have a value equal to the market price of the Common Stock on the notice date multiplied by the number of shares of Common Stock converted into the Excess Rights. At any time after it obtains the Excess Rights, Purchaser may convert the Excess Rights into a new series of additional preferred shares of Champion. The Agreement also provides that, unless otherwise specified by Purchaser, the number of shares that may be issued upon conversion of the Series C Preferred Stock, the Series B-1 Preferred Stock and the exercise of the Warrant, when combined with all shares of Champion common stock then owned by Fletcher, may not exceed 4,720,000, unless Purchaser delivers an increase notice and 65 days pass after that notice is delivered.

         With certain exceptions, the Agreement requires Champion to provide Purchaser, its affiliates and its subsidiaries with a three business day right of first offer with respect to the purchase of any shares of Champion's capital stock or any securities convertible into or exchangeable for any shares of Champion's capital stock, where the aggregate number of shares or price per share of such capital stock issuable at closing or upon conversion, exercise, exchange or otherwise cannot be determined as of the date such agreement is entered into or is otherwise subject to change, with some exceptions. The right of first offer only applies during such times as the Purchaser, its affiliates and its subsidiaries own Series B Preferred Stock or Series C Preferred Stock convertible or

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redeemable into a number of shares of Common Stock that exceeds 3.5% of the number of shares of Common Stock outstanding on the date of the Agreement or redeemable for at least $15 million.

         Under the Agreement, Champion granted to the Purchaser rights to acquire up to a total of 10,000 additional shares of Champion Series C Preferred Stock at a price of $1,000 per share during the 60 business days following March 29, 2002.

         Under the Agreement, Champion and Fletcher extended to December 31, 2004, the expiration of the period in which Fletcher may exercise rights, in accordance with the terms of the Agreement between Champion and Fletcher dated as of June 29, 2001, to purchase up to an additional 12,000 shares of additional series of Champion Series B Preferred Stock (e.g., Series B-2, Series B-3, etc.) having similar terms and conditions as the Series B-1 Preferred Stock prior to the amendment of the B-1 Certificate. Among other changes to the rights and preferences of the Series B-1 Preferred Stock effected by the Series B-1 Certificate, the Series B-1 Certificate provides that at any time after April 2, 2002, the Purchaser may require Champion to redeem any or all of the shares of Series B-1 Preferred Stock held by the Purchaser on terms set forth in the Certificate. The mandatory redemption date for the Series B-1 Preferred Stock is March 29, 2004. The B-1 Certificate also contains certain other changes to the rights and preferences of the Series B-1 Preferred Stock that conform such rights and preferences to those of the Series C Preferred.

         The sale of the Series C Preferred Stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The sale was made without general solicitation or advertising, Purchaser is a sophisticated investor with access to all relevant information necessary to evaluate an investment in the securities, and Purchaser represented to Champion that the securities were being acquired for investment purposes.



Item 7.  Exhibits.

Exhibit
Number

4.1 Certificate of Rights and Preferences of Series C Cumulative Convertible Preferred Stock of Champion Enterprises, Inc., dated April 2, 2002.

4.2 First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock of Champion Enterprises, Inc., dated April 2, 2002.

4.3      Warrant Certificate dated as of April 2, 2002.





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4.4      Agreement, dated as of March 29, 2002, between Champion Enterprises,
         Inc. and Fletcher International, Ltd.

99       Press Release Issued by Champion on April 3, 2002.



























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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CHAMPION ENTERPRISES, INC.



                                     /s/ Anthony S. Cleberg
                              ------------------------------------------------
                              Anthony S. Cleberg, Executive Vice President and Chief Financial Officer






April 5, 2002




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                                INDEX TO EXHIBITS


Exhibit No.                              Description


4.1 Certificate of Rights and Preferences of Series C Cumulative Convertible Preferred Stock of Champion Enterprises, Inc., dated April 2, 2002.

4.2 First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock of Champion Enterprises, Inc., dated April 2, 2002.

4.3      Warrant Certificate dated as of April 2, 2002

4.4 Agreement, dated as of March 29, 2002, between Champion Enterprises, Inc. and Fletcher International, Ltd.

99       Press Release Issued by Champion on April 3, 2002.